UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 20, 2009

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 20, 2009, the Compensation and Management Succession Committee (the “Committee”) of the Board of Directors of Callaway Golf Company (the “Company”) approved for the following executive officers (the “Executive Officers”) (i) a payout under the Company’s 2008 annual incentive program and (ii) the grant of equity awards under the Company’s 2009 long-term incentive program:

George Fellows, President and Chief Executive Officer

Steven C. McCracken, Senior Executive Vice President and Chief Administrative Officer

Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer

David A. Laverty, Senior Vice President, Operations

Thomas Yang, Senior Vice President, International

2008 Annual Incentive Program

The Company’s 2008 annual incentive program provides for the payment of cash performance awards to members of the Company’s senior management, including the Executive Officers, based upon the achievement of designated financial performance goals provided certain individual performance objectives are achieved. In 2008, the designated financial performance goals were based upon corporate net income and corporate net sales and for Mr. Yang a portion of his goals were also based upon the performance of the Company’s international business. The financial performance goals were subject to certain threshold performance goals below which no payments were scheduled to be paid.

During the first half of 2008, the Company had record sales and earnings and was on track to meet or exceed the designated target financial performance goals. During the second half of 2008, however, there was a rapid decline in worldwide macroeconomic conditions. As a result, the Company, like many other businesses, saw a sharp decline in its business, which affected its full year results for 2008. Although the Company’s full year results for 2008 included earnings growth compared to 2007, the Company did not meet the threshold performance goals under the 2008 annual incentive plan.

Although the Company did not achieve threshold performance, the Committee approved a limited payout to the Executive Officers under the 2008 annual incentive plan. In approving the payout, the Committee considered the Company’s performance in 2008 as well as the individual performance of each of the Executive Officers. With regard to the Company’s performance, the Committee considered, among other things, (i) that the Company had achieved record sales and earnings in the first half of 2008 and (ii) that despite the decline in worldwide economic conditions in the second half of 2008, the Company was able to achieve for 2008 its second highest sales level ever and increase earnings by over 5% compared to 2007. With regard to individual performance, the Committee considered each of the Executive Officer’s overall individual performance in 2008, including the performance of the individual objectives for 2008 as well as the actions taken to address the declining worldwide economic conditions and maximize the Company’s profitability in that environment. The Committee also considered that the Company only missed the threshold corporate sales goal by 0.6% and the threshold corporate net income goal by 5.9%. As a result of these factors, the Committee approved a payout under the 2008 annual incentive plan for each of the Executive Officers at a level that was 32% less than the payout that would have been earned for threshold performance.

The amount of the annual incentive payout for 2008 for each of the Executive Officers as a percentage of base salary is 34% for Mr. Fellows and 18.7% for each of the other Executive Officers. Based upon these percentages, the amount of the payout for each of the Executive Officers is $311,231 for Mr. Fellows; $102,850 for Mr. McCracken; $93,500 for Mr. Holiday; $71,096 for Mr. Yang; and $66,421 for Mr. Laverty.

Long-Term Incentive Program

On January 20, 2009, the Committee approved the 2009 long-term incentive program for the Company’s Executive Officers. This program consists of the grant of stock options and restricted stock units. Consistent with the Company’s executive compensation programs, the Committee approved a targeted long-term incentive grant value for each of the Executive Officers as follows: $3.2 million for Mr. Fellows and $350,000 for each of the other Executive Officers. For each Executive Officer, 2/3 of the grant value will be allocated to stock options and 1/3 will be allocated to restricted stock units. Consistent with the Company’s equity grant guidelines, the awards will be granted effective on the second trading day following the issuance of the Company’s actual earnings release announcing final 2008 results.

Stock Options. The stock options will have an exercise price equal to the fair market value of the Company’s common stock on the effective date of grant. The stock options are scheduled to vest over a three year period with one-third vesting at the end of each year from the date of grant. The stock options expire no later than ten years after the grant date. The number of shares underlying the stock options will be determined based upon the targeted value allocated to stock options for each officer divided by the estimated value of a stock option for one share. The estimated value will be based upon the same Black-Scholes option valuation model the Company uses for financial reporting purposes. The stock options will generally be granted pursuant to the Form of Notice of Grant of Stock Option and Grant Agreement included herewith as Exhibit 10.54 and incorporated herein by this reference. If the Company does not have sufficient shares available under its equity award plans to grant all of the stock options, a portion may be granted subject to shareholder approval of additional shares. If shareholder approval is not obtained, then upon exercise of the option, the Executive Officer will receive (instead of shares of stock) a cash payment equal to the aggregate difference between the exercise price of the stock option and the closing price of the Company’s common stock on the date of exercise. For any options granted subject to shareholder approval as discussed above, the options will be granted pursuant to the Form of Notice of Grant and Agreement for Contingent Stock Option/SAR filed herewith as Exhibit 10.55 and incorporated herein by this reference.

Restricted Stock Units. Each restricted stock unit represents the contingent right to receive one share of the Company’s common stock upon vesting. The restricted stock units are scheduled to vest on January 20, 2012. The restricted stock unit awards provide for the accrual of dividend equivalent rights in the form of additional units but the additional units do not vest unless and until the underlying awards vest. The number of restricted stock units to be granted will be determined based upon the targeted value allocated to restricted stock units for each officer divided by the closing price of the Company’s common stock on the effective date of grant. The Form of Restricted Stock Unit Grant Agreement for the executive officers is included herewith as Exhibit 10.56 and incorporated herein by this reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed or furnished herewith:

Exhibit No.	Description

10.54	Form of Notice of Grant of Stock Option and Option Agreement, incorporated herein by this reference to Exhibit 10.61 to the Company’s Current Report on Form 8-K, as filed with the Commission on January 22, 2007 (file no. 1-10962).

10.55	Form of Notice of Grant and Agreement for Contingent Stock Option/SAR (included in this report)

10.56	Form of Restricted Stock Unit Grant Agreement, incorporated herein by this reference to Exhibit 10.62 to the Company’s Current Report on Form 8-K, as filed with the Commission on January 22, 2007 (file no. 1-10962).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: January 23, 2009	By:	/s/ Bradley J. Holiday
	Name:	Bradley J. Holiday
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.55	Form of Notice of Grant and Agreement for Contingent Stock Option/SAR